Exhibit 99.1
CROWLEY
PRESS RELEASE

Contact: Mark Miller Director, Corporate Communications Crowley Maritime Corp. Tel: (904) 727-4295 miller@crowley.com	Jenifer Kimble Sr. Specialist, Corporate Communications Crowley Maritime Corp. Tel: (904) 727-2513 jenifer.kimble@crowley.com
Crowley to Build Four More 185,000 — Barrel ATBs with VT Halter Marine
Will Have Fleet of 14 by the end of 2010
(JACKSONVILLE, Fla.; September 6, 2006) — Crowley Maritime Corporation’s Vessel Management Services subsidiary has signed a contract with VT Halter Marine Inc. to build four more articulated tug-barge (ATB), 185,000-barrel tank vessels. The new vessels will have an estimated delivered cost of approximately $236 million, including owner-furnished equipment. The vessels will be delivered in six-month intervals between the first half of 2009 and the end of 2010.
The four new ATBs (Pride/650-7, Achievement/650-8, Innovation/650-9 and Vision/650-10) will be operated by Crowley’s petroleum services segment as they are completed. These four new vessels will bring Crowley’s total ATB fleet to 14, consisting of four 155,000-barrel and ten 185,000-barrel ATBs. Four of Crowley’s 155,000-barrel vessels, the Sea Reliance/550-1, Sound Reliance/550-2, Ocean Reliance /550-3 and Coastal Reliance/550-4 have each made more than 100 successful voyages and moved over 75 million barrels of product with zero spills in the last four years, averaging approximately 21 million barrels moved a year.
The first of the 185,000-barrel ATBs, Pacific Reliance/650-1 was christened at the end of March. The second vessel of this type, Gulf Reliance has been delivered and the 650-2, is under construction for Crowley at VT Halter’s facilities in Mississippi and is scheduled for delivery in the fourth quarter of 2006 while the remaining vessels contracted in 2005 (Resolve/650-3, Commitment/650-4, Courage/650-5 and Integrity/650-6) will be delivered by 2008.
“We have received extremely positive feedback from our customers on our ATBs,” said Tom Crowley Jr., company chairman, president and CEO. “The first 10 ATB’s have all been chartered and we are extending the 650 series to meet additional demand for this class vessel as soon as possible. These vessels offer compelling economics and exceptional safety and performance.”
Boyd E. King, VT Halter Marine’s CEO said, “This contract brings the combined value of Crowley’s projects with VT Halter Marine to almost $500 million. It is strong evidence of the solid partnership that has been forged between the two companies.”
An ATB has an articulated, or hinged, connection system between the tug and barge, which allows movement in one axis or plane in the critical area of fore and aft pitch. The four tugs being built under the new contract will be interchangeable with the other tugs in the company’s

ATB fleet. The 185,000-barrel barges will be substantially identical to those currently under construction.
The new ATBs feature the latest systems technology and double-hull construction for maximum safety and reliability. Not only does the unit have the capability of transporting refined products, but it can also carry heated cargoes and easy chemicals, which require special arrangements of vents, stripping systems, pump components and tank coatings not required of product carriers.
All of Crowley’s ATBs are built under the ABS SafeHull program for environmental protection. This program puts the vessel design through an exhaustive review to identify structural loads and strengthen the vessel structure. The 650-Class barges will be 27,000 deadweight tons, 587 feet in length, 74 feet in breadth and 40 feet in depth. The fully loaded draft will be 30 feet.
There is an electrically driven cargo pump in each of the 14 cargo tanks to assure maximum cargo integrity and segregation flexibility; two anchor windlasses and associated equipment to enable the vessel to accommodate offshore mooring operations, and a vacuum system with three retention tanks to easily handle cargo changes. There is also a dual mode inert gas system and vapor collection system for maximum safety. An enhanced mooring system features 1,000-foot Spectra-type lines on split drums with a high-speed recovery rate of 100 feet per minute.
The tugs meet all SOLAS (Safety of Life at Sea) and ABS criteria, and have a foam capable fire monitor; twin heavy fuel engines; a noise reduction package and other upgrades to increase crew comfort. The communication and navigation equipment is among the most technologically advanced in the industry today.
Vessel Management Services, which is part of Crowley’s corporate services segment, provides technical project support services involving naval architecture and marine engineering, contracting, on-site representation for ship, tug and barge construction and ownership of new vessels for the parent company.
Oakland-based Crowley Maritime Corporation, founded in 1892, is primarily a family and employee-owned company that provides diversified transportation and logistics services in domestic and international markets by means of four operating lines of business: liner services; logistics services, petroleum services, and marine services. Other services provided within these business lines include contract towing and transportation; ship assist and escort; energy support; salvage and emergency response; vessel management; and petroleum and chemical transportation, distribution and sales. Additional information about Crowley its subsidiaries and its business units may be found on the Internet at www.crowley.com.
Safe Harbor Statement Under the Private Litigation Securities Litigation Reform Act of 1995:
Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and the

Company cautions that any forward-looking information provided by or on behalf of the Company is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond the Company’s control.
In addition to those risks discussed public filings, press releases and statements by the Company’s management, factors that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) changes in worldwide demand for chemicals, petroleum products and other cargo shipped by the Company’s customers; (ii) the cyclical nature of the shipping markets in which the Company’s Liner Services segment operates; (iii) changes in domestic and foreign economic, political, military and market conditions; (iv) the effect of, and the costs of complying with, federal, state and foreign laws and regulations; (v) the impact of recent and future acquisitions and joint ventures by the Company on its business and financial condition; (vi) fluctuations in fuel prices; (vii) the Company’s ongoing need to be timely in replacing or rebuilding certain of its tankers and barges currently used to carry petroleum products; (viii) competition for the Company’s services in the various markets in which it operates; (ix) risks affecting the Company’s ability to operate its vessels or carry out scheduled voyages, such as catastrophic marine disaster, adverse weather and sea conditions, and oil, chemical and other hazardous substance spills; (x) the effect of pending asbestos or other toxic tort related litigation and related investigations and proceedings; (xi) the state of relations between the Company and its unionized work force as well as the effects of possible strikes or other related job actions; (xii) risks associated with the construction of articulated tug-barge units; and (xiii) risks associated with the Company’s foreign operations.
All such forward-looking statements are current only as of the date on which such statements were made. The Company does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
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